UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2019

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Non-Employee Director Compensation Policy

On May 20, 2019, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) amended the Company’s Compensation Policy for Non-Employee Directors (the “Amended Director Policy”), pursuant to which non-employee members of the Board receive compensation for service on the Board and its committees.  The amendment had previously been approved by the Compensation Committee of the Board (the” Committee”) and was based on a competitive market assessment provided by Pay Governance, the Committee’s independent compensation consultant.  The amendment provides for an initial equity award for new Directors of time-vested restricted shares when the Director joins the Board.  The Board approved this amendment because it believes an initial equity award is necessary in order to align the interests of a new Board member with the interests of stockholders and to enable the Company to attract qualified individuals to serve on the Board.  As a result, the Amended Director Policy provides for the following compensation for non-employee Directors:

Cash Fees.  Under the Amended Director Policy, annual cash fees are payable in arrears to Directors, as follows:

Position	Annual Fees
Board Member (Base Fee)	$55,000
Board Chairman (Additional Fee)	$25,000
Audit Chairman	$20,000
Compensation Chairman	$20,000
N&CG Chairman	$20,000
Non-Chairman Committee member	$ 5,000

Initial Equity Awards.  Non-employee Directors will receive an initial grant of time-vested restricted shares of the Company’s Common Stock upon joining the Board (the “Initial Grant”).  The Initial Grant will be valued at $100,000 on the grant date and will cliff vest two (2) years after the Director joins the Board.

Annual Equity Awards.  Each non-employee Director receives an annual grant of restricted shares (the “Annual Grant”) on the date of the Company’s Annual Meeting of Stockholders which will vest immediately prior to the Company’s next Annual Meeting of Stockholders.  The value of Annual Grants for Board members are as follows:

Position	Value
Board Member (Base Value)	$105,000
Board Chairman (Additional Award Value)	$ 25,000

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The following is a summary of the items considered by stockholders and the corresponding voting results at the Company’s Annual Meeting of Stockholders held on May 21, 2019:

Item 1 - Election of Two Class I Directors for Terms Ending in 2022.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen S. Tang, Ph.D.	47,287,274	437,751	48,396	6,361,840
Eamonn P. Hobbs	46,549,687	1,175,238	48,496	6,361,840

Item 2 - Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019.

Votes For	Votes Against	Abstentions
53,491,777	508,842	134,642

Item 3 - Proposal to Approve an Advisory (Non-Binding) Resolution on the Company’s Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,188,723	1,520,696	64,002	6,361,840

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 23, 2019	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary